Exhibit 10.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

BROWNIE’S MARINE GROUP, INC., a Florida corporation,

SUBMERSIBLE ACQUISITION, INC., a Florida corporation,

SUBMERSIBLE SYSTEMS, INC., a Florida corporation,

and

THE SHAREHOLDERS OF SUBMERSIBLE SYSTEMS, INC.

September 3, 2021

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of September 3, 2021, by and among Brownie’s Marine Group, Inc., a Florida corporation (the “Purchaser”), Submersible Acquisition, Inc., a Florida corporation (the “Acquisition Subsidiary”), Submersible Systems, Inc., a Florida corporation (the “Company”), and Summit Holdings V, LLC, a Florida limited liability company (“Summit”) and Tierra Vista Group, LLC, a Florida limited liability company (“Tierra Vista”) (together, constituting all of the shareholders of the Company immediately prior to the Merger, the “Sellers” and each a “Seller”). The Purchaser, the Acquisition Subsidiary, the Company and the Sellers are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”); and

WHEREAS, the Purchaser, the Acquisition Subsidiary and the Company desire that the Merger qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulation and not subject the Sellers to tax liability under the Code.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger. Upon and subject to the terms and conditions set forth in this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Company”). The “Effective Time” shall be the time at which articles of merger reflecting the Merger (the “Articles of Merger”), in proper form and duly executed, are filed with the Secretary of State of the State of Florida pursuant to Section 607.1105 of the Florida Business Corporation Act (the “Florida Act”). The Merger shall have the effects set forth herein and in the applicable provisions of the Florida Act.

1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of The Crone Law Group, P.C., in New York, New York, commencing at 10:00 a.m. local time (or such other place and time as is mutually agreed to by the Parties) on the date hereof, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days) after the satisfaction or waiver of all conditions set forth in Article VII hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks in the State of New York are required or authorized by applicable Laws (as defined below) to close.

1.3 Deliveries by the Purchaser. At or prior to the Closing, the Purchaser shall deliver to the Sellers, or a duly appointed representative of the Sellers:

(a) The Sellers’ Notes (as defined below);

(b) Stock certificates representing the Consideration Shares (as defined below), or an irrevocable instruction letter executed by the Purchaser instructing the transfer agent for the Purchaser to issue the Consideration Shares to the respective Sellers;

(c) The certificate described in Section 7.3(b) and 7.3(c);

(d) A good standing certificate of the Purchaser, dated not more than ten (10) Business Days prior to the Closing Date;

(e) The signed Kearney Non-Competition Agreement (as defined in Section 5.7 below);

(f) The signed Trademark Assignment and Intellectual Property License Agreement (as each defined in Section 7.2(f)); and

(g) Such other documents and instruments as reasonably requested by the Sellers.

1.4 Deliveries by the Sellers and Company. At or prior to the Closing, the Sellers and Company, as applicable, shall deliver to the Purchaser the following:

(a) Certificates representing all of the issued and outstanding Company Shares (as defined below) with duly executed stock powers;

(b) The Company Consents indicated on Section 2.3 of the Company Disclosure Schedule;

(c) The certificate described in Sections 7.2(b) and 7.2(c);

(d) A good standing certificate of the Company, dated not more than ten (10) Business Days prior to the Closing Date;

(e) The signed Kearney Non-Competition Agreement (as defined in Section 5.7 below);

(f) The signed Trademark Assignment and Intellectual Property License Agreement (as each defined in Section 7.2(f)); and

(g) Such other documents and instruments as reasonably requested by the Purchaser.

1.5 Further Assurances. From time to time, as and when reasonably requested by a Party hereto, the other Parties hereto shall execute and deliver all such other instruments and shall take further actions as such requesting Party reasonably may deem necessary in order to confirm or record or otherwise effectuate the Merger and the issuance of the Sellers’ Notes and the Consideration Shares.

1.6 Merger. The Surviving Company shall file the Articles of Merger with the Secretary of State of the State of Florida.

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1.7 Additional Actions. If at any time after the Effective Time the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or the Acquisition Subsidiary, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Company and its proper officers and directors, or their designees, shall be authorized (to the fullest extent allowed under applicable Law (as defined below)) to execute and deliver, in the name and on behalf of either the Company or the Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or the Acquisition Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or the Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

1.8 Merger Consideration. At the Effective Time, as consideration in connection with the Merger (collectively, the “Merger Consideration”), the Sellers will receive an aggregate of up to $1,750,000, as follows:

(a) Sellers Notes. An aggregate of $350,000, by the issuance and delivery to each of the Sellers of a convertible promissory note in substantially the form attached hereto as Exhibit A (each, a “Sellers’ Note and, collectively, the “Sellers’ Notes”), with the principal amount of each Sellers’ Note to be determined based upon such Seller’s pro rata portion of the Company Shares. The aggregate principal amount of the Sellers’ Notes shall be subject to adjustment (i) as set forth in Section 1.8(c) below in accordance with the provisions of the Sellers’ Notes, and/or (ii) for the purpose of providing funds for the Sellers’ indemnification obligations described in Article VI below subject to the terms and conditions of this Agreement and the Sellers’ Notes;

(b) Consideration Shares. $1,400,000, by the issuance to the Sellers of such number of shares (each, a “Consideration Share” and, collectively, the “Consideration Shares”) of the Purchaser’s common stock, par value $0.0001 per share (“Common Stock”), as is calculated based on the volume weighted average price of a share of the Purchaser’s Common Stock on the OTC Markets (“VWAP”) for (i) 180 days prior to the date of the parties’ execution and delivery of the binding term sheet for the Merger or (ii) 180 days prior to the Closing Date, whichever results in a lower VWAP, with each Seller receiving a pro rata portion of the Consideration Shares based upon the total number of Company Shares held by such Seller; and

(c) Adjustments to Merger Consideration. The amount of the Merger Consideration was determined based upon the Company’s balance sheet as of December 31, 2020. The amount of the Merger Consideration shall be reduced by an amount equal to any non-operational deterioration to the Company’s cash balances in any form, including, without limitation, distributions, payroll, payments of any kind to the Company’s shareholders or non-employees of the Company, or payments of payroll to the Company’s employees inconsistent with that of average prior periods, and such amount will be deducted dollar-for-dollar from the principal amount of the Sellers’ Notes, on a pro-rata basis, without limitation.

1.9 Dissenting Shares. As of the Effective Time there are no Sellers who have not voted in favor of the adoption of this Agreement and the Merger.

1.10 Options and Warrants. As of the Effective Time, there are no outstanding options, warrants or other rights to purchase shares of the Company.

1.11 Articles of Incorporation and Bylaws.

(a) The articles of incorporation of the Company in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Company until duly amended or repealed, and the Surviving Company may make any necessary filings in the State of Florida as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.11(a).

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(b) The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company until duly amended or repealed.

1.12 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Company Shares, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by law, other than the right to receive Consideration Shares in connection with the Merger.

1.13 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares (as defined below) shall thereafter be made.

1.14 Exemption from Registration; Rule 144. Purchaser intends that the Consideration Shares, and the shares of its Common Stock to be issued upon conversion of the Sellers’ Notes (the “Conversion Shares”), will be issued in transactions exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), by reason of Section 4(a)(2) of the Securities Act, and will be “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be offered, sold, pledged, assigned or otherwise transferred unless (a) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (b) an exemption from such registration exists and if requested, the holder of such securities delivers an opinion of counsel to the Purchaser, which counsel and opinion are satisfactory to the Purchaser, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; and the certificates representing such shares will bear an appropriate legend and restriction on the books of Purchaser’s transfer agent to that effect. The Purchaser shall timely file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”) thereunder in accordance with the requirements of the Securities Act and the Exchange Act, and shall take such further action to make available adequate current public information with respect to the Purchaser meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable Sellers to sell their Consideration Shares, Conversion Shares, and Interest Shares (as defined herein) (collectively, “Shares”) at all times following any applicable holding period under Rule 144 and the leak-out provisions of Section 5.6 of this Agreement without registration under the Securities Act in accordance with the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Sellers, the Purchaser shall promptly deliver to Sellers a written statement as to whether it has complied with such information and requirements. Furthermore, at the request of Sellers or other appropriate party and provided that the provisions of Rule 144 (or a similar rule or regulation hereafter adopted by the SEC) so permits, the Purchaser shall provide Sellers or other appropriate party promptly upon Sellers’ request, an opinion of counsel (which opinion the Purchaser shall be responsible for obtaining at its own cost) that (A) the Shares may be resold pursuant to Rule 144 (or a similar rule or regulation hereafter adopted by the SEC) and (B) allows for the removal of the restrictive legends set forth thereon, and shall take such further action to promptly cause the removal of such restrictive legends, which Purchaser shall pay for on one occasion.

1.15 Tax Treatment. For U.S. federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the regulations promulgated thereunder, and that this Agreement will constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code. The Parties shall report the Merger in a manner consistent with the immediately preceding sentence in all tax returns and forms and in the course of any tax audit, review, or legal proceeding relating hereto.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in the Company’s disclosure schedules attached hereto (the “Company Disclosure Schedules”) (it being agreed that any matter disclosed in any Section of the Company Disclosure Schedules will be deemed to apply to and qualify the Section of this Article II to which it corresponds in number and each other Section of this Article II to the extent that it is reasonably apparent on its face that such information is applicable to such other Section), the Company represents and warrants to the Purchaser and the Acquisition Subsidiary as follows:

2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Purchaser complete and accurate copies of its articles of incorporation and bylaws. The Company is not in default under or in violation of any provision of its articles of incorporation, as amended to date, or its bylaws, as amended to date. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Company, taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement, other than any change, effect, event, occurrence or state of facts (i) that is generally applicable in the economies of the United States, (ii) that is generally applicable in the United States securities markets, (iii) generally affecting the industry in which the Company operates, (iv) arising from or related to an act of international terrorism, or (v) relating to the announcement or disclosure of this Agreement and the transactions contemplated hereby.

2.2 Capitalization. The Company is authorized to issue shares of common stock (“Company Shares”). As of the date of this Agreement, and as of immediately prior to the Effective Time, and without giving effect to the transactions contemplated by this Agreement or any of the other Transaction Documents (as defined below), Company Shares are issued and outstanding and held of record as set forth in Section 2.2 of the Company Disclosure Schedule. As of the date of this Agreement and as of immediately prior to the Effective Time, there are no outstanding options or warrants to purchase Company Shares outstanding. The Company has previously provided to Purchaser a complete and accurate list of all shareholders of the Company, indicating the number and class of Company Shares held by each shareholder. The Company has no equity-related plans or any outstanding debt convertible into Company Shares. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable and, effective as of the Effective Time, free of all preemptive rights. There are no outstanding or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party, or which are binding upon the Company, providing for the issuance or redemption of any of its Company Shares. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable Laws (as defined below).

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2.3 Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and (a) the approval of the Merger by the vote of shareholders of the Company required by corporate laws of the State of Florida, and (b) the approvals and waivers set forth in Section 2.3 of the Company Disclosure Schedule (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Company’s board of directors, to the extent required by applicable law, (i) determined that the Merger is fair and in the best interests of the Company and the Sellers, (ii) adopted this Agreement in accordance with the provisions of the corporate laws of the State of Florida, and (iii) directed that this Agreement and the Merger be submitted to the Sellers for their adoption and approval and resolved to recommend that the Sellers vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

2.4 Non-contravention. Subject to the receipt of Company Consents and the filing of the Articles of Merger as required by Section 607.1105 of the Florida Act, neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or violate any provision of the articles of incorporation or bylaws of the Company, as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation in any contract or instrument set forth in Section 2.4 of the Company Disclosure Schedule, (ii) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, or (iii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Laws”) applicable to the Company, or any of its properties or assets. For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company. As used in this Agreement, the term “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).

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2.5 Subsidiaries. The Company has no subsidiaries.

2.6 Compliance with Laws.

(a) To the Company’s knowledge, the Company and the conduct and operations of its business are in compliance with each Law applicable to the Company or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) To the Company’s knowledge, the Company has complied with all federal and state laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any litigation.

(d) The Company has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person.

2.7 Financial Statements. The Company has provided or made available to the Purchaser: (a) the unaudited balance sheet of the Company (the “Company Balance Sheet”) at December 31, 2020 and 2019 (the “Company Balance Sheet Dates”), and the related consolidated statements of operations for the years ended December 31, 2020 and 2019 (the “Company Year-End Financial Statements”); and (b) the unaudited balance sheet of the Company (the “Company Interim Balance Sheet”) at May 31, 2021 (the “Company Interim Balance Sheet Date”) and the related statement of operations for the five months ended May 31, 2021 (the “Company Interim Financial Statements” and together with the Company Balance Sheet and the Company Year-End Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein.

2.8 Absence of Certain Changes. Since the Company Interim Balance Sheet Date, and except as set forth in Section 2.8 of the Company Disclosure Schedule, to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect.

2.9 Undisclosed Liabilities. Except as set forth in Section 2.9 of the Company Disclosure Schedule, to the Company’s knowledge, the Company has not incurred any liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Interim Balance Sheet referred to in Section 2.7, (b) liabilities not exceeding $25,000 in the aggregate that have arisen since the Company Interim Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

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2.10 Tax Matters.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii) “Tax Returns” means all United States of America, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with the Taxes.

(b) Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company has filed on a timely basis (taking into account any valid extensions) all material Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all Taxes that were due and payable in accordance with the Tax Returns. The unpaid Taxes of the Company for tax periods through the Company Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer other than the Company (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period). All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(c) Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company has delivered or made available to the Purchaser complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 2015. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(d) The Company (i) is not a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) does not have any actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is not or has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

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(e) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(f) No state or federal “net operating loss” of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

2.11 Assets. The Company owns or leases all tangible assets reasonably necessary for the conduct of its business as presently conducted. Except as set forth in Section 2.11 of the Company Disclosure Schedule, each such tangible asset currently used in the operation of the business is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in Section 2.11 of the Company Disclosure Schedule, no asset of the Company (tangible or intangible) (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), is subject to any Security Interest.

2.12 Owned Real Property. The Company does not own any real property.

2.13 Real Property Leases. Section 2.13 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered or made available to the Purchaser complete and accurate copies of the leases and subleases listed in Section 2.13 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Section 2.13 of the Company Disclosure Schedule:

(a) the lease or sublease is a legal, valid, binding and enforceable obligation of the Company and is in full force and effect;

(b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the Closing will not result in a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

(c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and to the knowledge of the Company, no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time or both, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect; and

(d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

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2.14 Contracts.

(a) Section 2.14 of the Company Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement (other than the Transaction Documents (as hereinafter defined)):

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties (A) which provides for lease payments in excess of $25,000 per annum or (B) which has a remaining term longer than 12 months and is not cancellable without penalty by the Company on sixty (60) days or less prior written notice;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, is not cancellable without penalty by the Company on sixty (60) days or less prior written notice and involves more than the sum of $25,000, or (B) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii) any agreement which, to the knowledge of the Company, is a material joint venture or legal partnership;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement that purports to limit in any material respect the right of the Company to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi) any employment agreement or consulting agreement;

(vii) any agreement involving any officer, director or shareholder of the Company or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof (an “Affiliate”) (other than equity subscription, equity option, restricted equity, warrant or equity purchase agreements the forms of which have been made available to Purchaser);

(viii) any agreement or commitment for capital expenditures in excess of $10,000, for a single project (it being represented and warranted that the liability under all undisclosed agreements and commitments for capital expenditures does not exceed $25,000 in the aggregate for all projects);

(ix) any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x) any agreement, other than as contemplated by this Agreement, relating to the future sales of securities of the Company other than outstanding equity option, restricted equity, warrant or equity purchase agreements the forms of which have been made available to Purchaser; and

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(xi) any other agreement (or group of related agreements) (A) under which the Company is obligated to make payments or incur costs in excess of $25,000 in any year or (B) not entered into in the Ordinary Course of Business, in each case which is not otherwise described in clauses (i) through (xi).

(b) The Company has delivered or made available to the Purchaser a complete and accurate copy of each agreement listed in Section 2.14 of the Company Disclosure Schedule. With respect to each agreement so listed, and except as set forth in Section 2.14 of the Company Disclosure Schedule: (i) the agreement is a legal, valid, binding and enforceable obligation of the Company and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable obligation of the Company, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity and will be in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time; and (iii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract, except for any breach, violation or default that has not had a Company Material Adverse Effect.

2.15 Accounts Receivable. All accounts receivable of the Company reflected on the Company Interim Balance Sheet are valid receivables subject to no setoffs or counterclaims, net of the applicable reserve for bad debts on the Company Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Company Interim Balance Sheet Date are valid receivables subject to no setoffs or counterclaims, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Company Balance Sheet.

2.16 Powers of Attorney. Except as set forth in Section 2.16 of the Company Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

2.17 Insurance. Section 2.17 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. To the Company’s knowledge, such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company is not liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

2.18 Warranties. No product or service sold or delivered by the Company is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Company.

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2.19 Litigation. Except as set forth in Section 2.19 of the Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company which (a) seeks either damages in excess of $25,000 individually or $75,000 in the aggregate, (b) if determined adversely to the Company, could have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.20 Employees.

(a) Section 2.20 of the Company Disclosure Schedule contains a list of all employees of the Company, along with the position of each such person. To the knowledge of the Company, no employee has any plans to terminate employment with the Company.

(b) The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the knowledge of the Company, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company, and to the Company’s knowledge, there are no circumstances or facts which could individually or collectively give rise to a suit against the Company by any current or former employee or applicant for employment based on discrimination prohibited by fair employment practices laws.

2.21 Employee Benefits.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement providing direct or indirect compensation for services rendered, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

(ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

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(b) Section 2.21(b) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company or any ERISA Affiliate (collectively, the “Company Benefit Plans”). Complete and accurate copies of (i) all Company Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on Form 5500 Series and (for all funded plans) all plan financial statements for the last three plan years for each Company Benefit Plan that is required to file an annual report, have been made available to the Purchaser. Except as set forth on Section 2.21(b) of the Company Disclosure Schedule, each Company Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Company Benefit Plan and has made all required contributions thereto not later than the due date therefor (including extensions). The Company, each ERISA Affiliate and each Company Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Company Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

(c) To the knowledge of the Company, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Benefit Plans and proceedings with respect to qualified domestic relations orders, qualified medical support orders or similar benefit directives) against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that could give rise to any material liability.

(d) All the Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received a determination, advisory or opinion letter from the Internal Revenue Service to the effect that such Company Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Company Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect (other than amendments required by law or which are not reasonably expected to result in loss of such plan’s qualified status), and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(e) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(f) At no time has the Company or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g) There are no unfunded obligations under any Company Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable Law and insurance conversion privileges under state law. The assets of each Company Benefit Plan which is funded are reported at their fair market value on the books and records of such Company Benefit Plan.

(h) To the Company’s knowledge, no act or omission has occurred and no condition exists with respect to any Company Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Benefit Plan.

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(i) No Company Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(j) Each Company Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Company Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Benefit Plan.

(k) Section 2.14 and Section 2.21(k) of the Company Disclosure Schedule discloses each: (i) agreement with any shareholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any equity-related plan, severance benefit plan, or Company Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the Company Interim Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

2.22 Environmental Matters.

(a) To its knowledge, the Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term “Environmental Law” means any Law relating to the environment, including without limitation any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

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(b) To the knowledge of the Company, without independent investigation, there are no documents that contain any environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of.

(c) The Company has not been notified that there is any material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company

2.23 Customers. Section 2.23 of the Company Disclosure Schedule sets forth a list of each customer that accounted for more than 5% of the revenues of the Company during the last full fiscal year and the amount of revenues accounted for by such customer during such period. As of the date hereof, the Company has not received notice from any customer that such customer may materially reduce the amount of business done with the Company below the level of business done with the Company in the last twelve months.

2.24 Permits. Section 2.24 of the Company Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including, without limitation, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent, and including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) from any Governmental Entity (“Permits”) issued to or held by the Company. Such listed Permits are the only material Permits that are required for the Company to conduct its business as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the Company’s knowledge, no suspension or cancellation of such Permit is threatened. Each such Permit will continue in full force and effect immediately following the Closing.

2.25 Certain Business Relationships with Affiliates. Except as listed in Section 2.25 of the Company Disclosure Schedule, no Affiliate of the Company (a) owns any material property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 2.25 of the Company Disclosure Schedule describes any transactions involving the receipt or payment in any fiscal year between the Company and any Affiliate of the Company which have occurred or existed since the Company’s date of organization, other than employment agreements or other compensation arrangements.

2.26 Brokers’ Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.27 Books and Records. The minute books and other similar records of the Company contain, in all material respects, complete and accurate records in all material respects of all actions taken at any meetings of the Company’s shareholders, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings.

2.28 Intellectual Property.

(a) The Company owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), as is necessary to conduct its businesses as presently conducted.

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(b) Section 2.28(b) of the Company Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity by the Company or for which an application for registration has been filed with any Governmental Entity by the Company, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application. Section 2.28(b) of the Company Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of the Company in excess of $25,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company.

(c) Except as set forth on Section 2.28(c) of the Company Disclosure Schedule, all Intellectual Property Rights of the Company that have been registered by it with any Governmental Entity are valid and subsisting. As of the Effective Time, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities. The Company has not filed for registration of any Intellectual Property rights other than with respect to patents.

(d) The Company is not, nor will as a result of the consummation of the Merger or other transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights of the Company or any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”).

(e) Except as set forth on Section 2.28(e) of the Company Disclosure Schedule, the Company has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and the Company has not received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right.

(f) The Company has received no written notice that any person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights of the Company in a manner that has a material impact on the business of the Company.

2.29 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedules, or any certificate delivered or to be delivered by or on behalf of the Company pursuant to Section 1.4(c) of this Agreement, knowingly contains or will knowingly contain any untrue statement of a material fact or knowingly omits or will knowingly omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As an inducement to the Purchaser and the Acquisition Subsidiary to enter into this Agreement and to consummate the transactions contemplated herein, each Seller, severally with respect to itself, represents and warrants to the Purchaser as follows:

3.1 Power and Authority. Each Seller has all requisite limited liability company power and authority to enter into and deliver this Agreement and the other Transaction Documents (as defined below) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents by each Seller and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action, and no other limited liability company action or proceeding on the part of such Seller is necessary to authorize the execution, delivery and performance by such Seller of this Agreement and the Transaction Documents and the consummation by such Seller of the transactions contemplated hereby and thereby. This Agreement and each of the Transaction Documents have been duly executed and delivered by each Seller and constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with their respective terms.

3.2 Conflicts; Consents and Approvals. Neither the execution and delivery by each Seller of this Agreement and the other Transaction Documents (as defined below) to be executed and delivered by it in connection with this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, will:

(a) conflict with, or result in a breach of any provision of, the organizational documents of such Seller;

(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (as defined below) (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance (as defined below) upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the organizational documents of the Company, (ii) any contract to which such Seller is a party or to which any of its respective properties or assets may be bound which, if so affected, would either have a Company Material Adverse Effect or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (iii) any permit, registration, approval, license or other authorization or filing to which such Seller is subject or to which any of its properties or assets may be subject. As used in this Agreement, the term “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or Governmental Entity. As used in this Agreement, the term “Encumbrances” means security interests, liens, claims, charges, title defects, deficiencies or exceptions (including, with respect to real property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever;

(c) require any action, consent or approval of any Governmental Entity or non-governmental third party; or

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(d) violate any order, writ or injunction, or any material decree, or material Law applicable to such Seller or any of its businesses, properties or assets.

3.3 Title to Company Shares. Each Seller is the sole record and beneficial owner of the Company Shares indicated next to its name on Schedule 3.3 and has good and valid title to the Company Shares, free and clear of all Encumbrances. There are no outstanding rights agreements, understandings, proxies, claims or other commitments, agreements or rights of any character whatsoever relating to the Company Shares held by the Sellers as set forth on Schedule 3.3.

3.4 Securities Representations.

(a) Investment Purposes. Each Seller is acquiring the Consideration Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or “blue-sky” laws. No other Person has a direct or indirect beneficial interest in, and such Seller does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Consideration Shares or any part thereof that would be in violation of the Securities Act or any state securities or “blue-sky” laws or other applicable Law.

(b) No General Solicitation. Each Seller is not receiving the Consideration Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a Person, other than Purchaser personnel, previously known to such Seller.

(c) No Obligation to Register Shares. Each Seller understands that the Purchaser is under obligation to register the Consideration Shares under the Securities Act, or to assist such Seller in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. Such Seller understands that the Consideration Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the Consideration Shares will bear a legend stating that the Consideration Shares have not been registered under the Securities Act or state securities laws and they may not be transferred or resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(d) Investment Experience. Each Seller, or such Seller’s professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement. By reason of the business and financial experience of such Seller or its professional advisor, such Seller can protect its own interests in connection with the transactions described in this Agreement. Such Seller is able to afford the loss of its entire investment in the Consideration Shares.

(e) Exemption from Registration. Each Seller acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of such Seller made herein, such Seller further represents and warrants to and agrees with the Purchaser as follows:

(i) Such Seller has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the Consideration Shares;

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(ii) Such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Consideration Shares;

(iii) Such Seller has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Purchaser and all other information to the extent the Purchaser possesses such information or can acquire it without unreasonable effort or expense; and

(iv) Such Seller has reviewed the documents filed by the Purchaser with the Securities and Exchange Commission (the “SEC”) and has also considered the uncertainties and difficulties frequently encountered by companies such as the Purchaser.

(f) No Reliance. Other than as set forth herein, each Seller is not relying upon any other information, representation or warranty by the Purchaser or any officer, director, stockholder, agent or representative of the Purchaser in determining to invest in the Consideration Shares. Such Seller has consulted, to the extent deemed appropriate by such Seller, with such Seller’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Consideration Shares and on that basis believes that its investment in the Consideration Shares is suitable and appropriate for such Seller.

(g) No Governmental Review. Each Seller is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Consideration Shares or the Purchaser, or (iii) guaranteed or insured any investment in the Consideration Shares or any investment made by the Purchaser.

3.5 Full Disclosure. No representation or warranty of any Seller in this Agreement knowingly omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to a Seller that would have a Company Material Adverse Effect or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
AND THE ACQUISITION SUBSIDIARY

As an inducement to the Sellers and the Company to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in the Purchaser’s disclosure schedules attached hereto (the “Purchaser Disclosure Schedules”) (it being agreed that any matter disclosed in any Section of the Purchaser Disclosure Schedules will be deemed to apply to and qualify the Section of this Article IV to which it corresponds in number and each other Section of this Article IV to the extent that it is reasonably apparent on its face that such information is applicable to such other Section) the Purchaser and the Acquisition Subsidiary represent and warrant to the Company and the Sellers, as follows:

4.1 Organization, Qualification and Corporate Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Purchaser has all requisite power to own, operate and lease its business and assets and carry on its business as the same is now being conducted. The Purchaser is not in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, or its bylaws, as amended to date. The Purchaser has provided to Sellers true and correct copies of the articles of incorporation and bylaws of the Purchaser as in effect as of the date of this Agreement. The Acquisition Subsidiary is not in default under or in violation of any provision of its articles of incorporation, as amended to date, or its bylaws, as amended to date.

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4.2 Authorization of Transaction. Each of the Purchaser and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser and the Acquisition Subsidiary of this Agreement and the agreements and Sellers’ Notes contemplated hereby and thereby (collectively, the “Transaction Documents”), and the consummation by the Purchaser and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or company action, as the case may be, on the part of the Purchaser and the Acquisition Subsidiary. Each of the documents included in the Transaction Documents has been duly and validly executed and delivered by the Purchaser or the Acquisition Subsidiary, as the case may be, and constitutes a valid and binding obligation of the Purchaser or the Acquisition Subsidiary, as the case may be, enforceable against them in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

4.3 Noncontravention. Subject to the filing of the Articles of Merger as required by the Florida Act, neither the execution and delivery by the Purchaser or the Acquisition Subsidiary, as the case may be, of this Agreement or the Transaction Documents, nor the consummation by the Purchaser or the Acquisition Subsidiary, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Purchaser or the organizational documents or bylaws of the Acquisition Subsidiary, as the case may be, (b) require on the part of the Purchaser or the Acquisition Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Purchaser or the Acquisition Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Purchaser Material Adverse Effect (as defined below) and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Purchaser Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Purchaser or the Acquisition Subsidiary except as set forth on Schedule 4.3, or (e) violate any Laws applicable to the Purchaser or the Acquisition Subsidiary or any of their properties or assets. “Purchaser Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Purchaser or its subsidiaries.

4.4 Capital Structure; Subsidiaries.

(a) Capital Structure. The authorized capital stock of the Purchaser consists of 1,000,000,000 shares of Common Stock, and 10,000,0000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of the Closing Date (before giving effect to the issuance of Shares pursuant to this Agreement): (i) 343,279,052 shares of Common Stock, and 425,000 shares of Preferred Stock, are issued and outstanding (not including shares held in treasury); and (ii) no shares of Common Stock or Preferred Stock are issued and held by the Purchaser in its treasury. All of the outstanding shares of capital stock of the Purchaser are, and all shares of capital stock of the Purchaser that may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Purchaser owns any shares of Common Stock. Except as set forth in the SEC Reports (as defined below): (A) the Purchaser does not have outstanding, authorized, or in effect any options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other agreements or obligations that could require the Purchaser to issue, sell, or otherwise cause to become outstanding any of its capital stock or other equity securities, or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock or other equity securities; (B) there are no outstanding obligations of the Purchaser to repurchase, redeem or otherwise acquire any of its capital stock or other equity securities; (C) there are no outstanding or authorized stock appreciation, phantom equity, profit participation, or similar rights with respect to the Purchaser; (D) there are no dividends that have accrued or been declared but are unpaid on the capital stock of the Purchaser; and (E) there are no voting agreements, voting trusts, stockholder agreements, proxies, or other agreements or obligations in effect with respect to the voting, transfer, sale, issuance, redemption, repurchase, or registration of any shares of capital stock or other securities of the Purchaser.

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(b) Subsidiaries. The Purchaser’s Subsidiaries are set forth in the SEC Reports (as defined below). Each of Purchaser’s Subsidiaries is an entity duly organized, validly existing and in company and tax good standing under the laws of the jurisdiction of its organization. The Acquisition Subsidiary was formed solely to effectuate the Merger and has not conducted any business operations since its organization. The Acquisition Subsidiary has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its articles of incorporation or bylaws. All of the issued and outstanding shares of capital stock of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All equity interests of the Subsidiaries are owned by the Purchaser free and clear of any restrictions on transfer, claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which any Subsidiary is a party, or which are binding on any Subsidiary, providing for the issuance, disposition or acquisition of any capital stock of the Purchaser or equity interests of such Subsidiary (except as contemplated by this Agreement). There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any interests of any Subsidiary.

4.5 SEC Reports; Financial Statements. Purchaser has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Reports. None of the SEC Reports, including any financial statements included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Purchaser’s knowledge, none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Reports. None of the Purchaser’s subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC. The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments as permitted by the applicable rules and regulations of the SEC. To the Purchaser’s knowledge, the Purchaser is in compliance in all material respects with all of the applicable rules of the OTC Markets. True, correct, and complete copies of all the SEC Reports are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC. Since the date of the Purchaser Balance Sheet, and except as set forth in the SEC Reports, to the knowledge of the Purchaser, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Purchaser Material Adverse Effect.

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4.6 Compliance with Laws. The conduct and operations of the Purchaser’s and its subsidiaries’ business is in compliance with each Law applicable to the Purchaser and its subsidiaries, or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. The Purchaser and its subsidiaries have complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations; has not, and the past and present officers, directors and Affiliates of the Purchaser have not, been the subject of, nor does any officer or director of the Purchaser or its subsidiaries have any reason to believe that the Purchaser or its subsidiaries or any of their respective officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws; has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation; has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Purchaser or its subsidiaries have any reason to believe that the Purchaser or its subsidiaries or any of their respective officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person.

4.7 Litigation. Except as set forth in the SEC Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Purchaser’s knowledge, threatened against the Purchaser or any of its subsidiaries which, if determined adversely to the Purchaser or any of its subsidiaries could have, individually or in the aggregate, a Purchaser Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

4.8 Permits. Section 4.8 of the Purchaser Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, permits, licenses, registrations, certificates, orders, approvals or exemptions from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Purchaser Permits”) issued to or held by the Purchaser or any of its Subsidiaries. Such listed permits are the only Purchaser Permits that are required for the Purchaser and its subsidiaries to conduct its business as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. Each such Purchaser Permit is in full force and effect and, to the knowledge of the Purchaser, no suspension or cancellation of such Purchaser Permit is threatened and there is no basis for believing that such Purchaser Permit will not be renewable upon expiration. Each such Purchaser Permit will continue in full force and effect immediately following the Closing.

4.9 Consideration Shares. As of the Closing, all of the Consideration Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. Upon delivery to the Sellers of the certificates representing the Consideration Shares, the Sellers will acquire good and valid title to such Consideration Shares, free and clear of any Encumbrances, other than restrictions under applicable securities laws. The Purchaser has filed current “Form 10 information” (as defined in paragraph (i)(3) of Rule 144 under the Securities Act) with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144 and one year has elapsed from the date that the Purchaser filed such “Form 10 information” with the SEC, and the Purchaser’s counsel has issued Rule 144 legal opinions in the past allowing for resales of Common Stock under Rule 144.

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4.10 Disclosure. No representation or warranty by the Purchaser or the Acquisition Subsidiary contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Purchaser or the Acquisition Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Purchaser has disclosed to the Company all material information relating to the business of the Purchaser or any of its Subsidiaries or the transactions contemplated by this Agreement. There is no fact known to a Purchaser that would have a Purchaser Material Adverse Effect or, as far as can be reasonably foreseen, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Purchaser that has not been set forth in this Agreement.

4.11 Board Action. The Purchaser’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Purchaser’s stockholders, (b) has caused the Purchaser, in its capacity as the sole stockholder of the Acquisition Subsidiary to approve the Merger and this Agreement by written consent, (c) adopted this Agreement in accordance with the provisions of the Florida Act, and (d) directed that this Agreement and the Merger be submitted to the Purchaser stockholders for their adoption and approval and resolved to recommend that the Purchaser’s stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby.

4.12 Brokers’ Fees. Neither the Purchaser nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE V
COVENANTS

5.1 Access and Information. Prior to the Closing, the Purchaser, on one hand, and the Company, on the other hand, shall permit representatives of the other to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, technology, technical support, contracts, commitments, reports of examination and documents of or pertaining to, as may be necessary to permit the other to, at its sole expense, make, or cause to be made, such investigations thereof as the other reasonably deems necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, and the Purchaser and the Company shall reasonably cooperate with any such investigations. No investigation by a Party or its representatives or advisors prior to or after the date of this Agreement (including any information obtained by a Party pursuant to this Section 5.1) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement nor shall the conduct or completion of any such investigation be a condition to any of such party’s obligations under this Agreement.

5.2 Confidentiality. Each of the parties hereto shall use their best efforts and cause their respective Affiliates, officers, directors, employees, consultants, advisors and agents to use their respective best efforts to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other parties, all confidential information of the Purchaser or the Company, as the case may be, that is made available in connection with this Agreement, and will not release or disclose such confidential information to any other Person, except to their respective auditors, attorneys, financial advisors and other consultants, agents, and advisors in connection with this Agreement. If the Closing does not occur, (a) such confidence shall be maintained by the Parties, and each Party shall use reasonable efforts to cause its officers, directors, Affiliates and such other Persons to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such party, its officers, directors or such other Persons in contravention of this Agreement), and (b) upon the request of any party, the other party shall promptly return to the requesting party any written materials remaining in its possession, which materials it has received from the requesting party or its representatives, together with any analyses or other written materials based upon the materials provided.

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5.3 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable as promptly as practicable to satisfy the conditions set forth in Article VII and to consummate the transactions contemplated hereby.

5.4 Notification by the Company and Sellers. The Company and the Sellers shall use their respective best efforts to as promptly as practicable inform the other parties hereto in writing if, prior to the consummation of the Closing, it obtains knowledge that any of the representations and warranties made by such party in this Agreement ceases to be accurate and complete in any respect, it becomes aware of any fact or condition that constitutes a breach of any covenant of such party as of the date of this Agreement or that would reasonably be expected to cause any of its covenants to be breached as of the Closing Date. Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement. When any representation, warranty, covenant, agreement or other provision contained in this Agreement is qualified by reference to “knowledge” of or “known” to or by the Company or any Seller or words of similar import, it means the actual knowledge that Christeen Buban (in the case of the Company) or Rick Kearney (in the case of any Seller) has with respect to such matter. Any representations or warranties in Articles II and III to the effect that the Company, any Seller or other Person has not received or been given notice or notification or other communication of a matter (or similar phrase) means that, to the Company’s knowledge, such Person has not received or been given such notice or notification or other communication.

5.5 Financial Reporting. After the Closing, the Purchaser and Ligget & Webb, LLP, the Purchaser’s independent auditor, or another mutually agreed upon audit firm, shall prepare and deliver, at the Purchaser’s expense, audited financial statements of the Company in compliance with the American Institute of Certified Public Accountants’ generally accepted auditing standards for the years ended December 31, 2020 and 2019 (the “Audit”), and any required interim periods, and any other information as required for the Purchaser’s filings in connection with the transactions contemplated by this Agreement under the Exchange Act.

5.6 Leak-Out. All of the Consideration Shares and Conversion Shares received by the Sellers shall be subject to a leak-out provision (the “Leak-Out Provision”) commencing on the Closing Date, as follows:

(a) Up to twelve and a half percent (12.5%) may be sold after a holding period of six (6) months after the Closing Date;

(b) Up to twenty-five percent (25%) may be sold after a holding period of nine (9) months after the Closing Date;

(c) Up to seventy-five percent (75%) of the shares may be sold after a holding period of twenty-four (24) months after the Closing Date; and

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(d) Up to one hundred percent (100%) of the shares may be sold after a holding period of thirty-six (36) months after the Closing Date.

Notwithstanding the foregoing, the Leak-Out Provision may be waived by the Purchaser, upon written request by a Seller, if the Purchaser is trading on either the NYSE American or Nasdaq, and has a rolling 30-day average trading volume of 50,000 shares per day; provided, however, that (i) only up to five percent (5%) of the previous days total volume can be sold in one day by a Seller; and (ii) the Seller can only sell through executing trades “On the Offer.”

5.7 Non-Competition. As an inducement to the Purchaser to enter into this Agreement, and as additional consideration for the Merger Consideration to be paid to the Sellers hereunder, the Sellers will enter into a non-competition/non-circumvention agreement, effective as of the Closing Date, in substantially the form attached hereto as Exhibit B (the “Sellers Non-Competition Agreement”).

5.8 Board Composition. Effective as of the Closing, the board of directors of the Surviving Company shall consist of Christopher Constable and Robert Carmichael. So long as the Sellers continue to beneficially own in the aggregate at least five percent (5%) of Purchaser’s Common Stock, Rick Kearney shall be entitled to attend all meetings of the board of directors, in a non-voting observer capacity and, in this respect, Purchaser shall give Mr. Kearney copies of all notices (in the same manner as provided to the members of board of directors), minutes, consents and other materials that it has provided to its directors in connection with such meeting; provided, however, that the Surviving Company reserves the right to exclude Mr. Kearney from access to any of such materials or meetings or portions thereof if the Surviving Company believes that (a) any such material or portion thereof to be a trade secret or similar confidential information, or (b) such exclusion is necessary to preserve the attorney-client privilege.

5.9 Registration Rights.

(a) Piggyback Registration Rights.

(i) Each Seller (together with any permitted transferee of such Seller, a “Holder”) is hereby granted the right to “piggyback” the Consideration Shares, any Conversion Shares issued upon conversion of the Sellers’ Notes, and/or any shares issued as payment of interest under the Sellers’ Notes (“Interest Shares”) (such shares being referred to collectively herein as “Registrable Securities”) on any registration statement filed by the Purchaser to register equity securities (or other Purchaser securities convertible, exercisable or exchangeable for Purchaser equity securities) issued by the Purchaser (the “Registration Statement”), so long as the registration form to be used is suitable for the registration of the Registrable Securities (a “Piggyback Registration”) (it being understood that the Form S-8 and Form S-4, or any successor forms, may not be used for such purposes), all at the Purchaser’s cost and expense (except commissions or discounts and fees of any of the Holder’s own professionals, if any; it being understood that the Purchaser shall not be obligated to pay the fees and expenses of Holder’s counsel); provided, however, that this paragraph 5.9(a)(i) shall not apply to any Registrable Securities if such Registrable Securities may then be sold under Rule 144 (assuming the Holder’s compliance with the provisions of the Rule) with the result that the sold securities are freely tradable without restriction and the Purchaser delivers an opinion to that effect to the transfer agent; and provided, further, that if the offering with respect to which a Registration Statement is filed is an underwritten primary or secondary offering of the Purchaser’s securities and the managing underwriter advises the Purchaser in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting such underwriter’s ability to effect an orderly distribution of such securities or otherwise adversely affecting such offering (including, without limitation, causing a diminution in the offering price of the Purchaser’s securities) the Purchaser will include in such Registration Statement: (1) first, the securities being sold for the account of the Purchaser; (2) second, the number of securities with respect to which the Purchaser has granted rights to participate in such registration (including the Registrable Securities) that, in the opinion of such underwriter, can be sold pro rata among the respective holders of such securities on the basis of the amount of such securities then owned by each such Holder. The Purchaser shall give each Holder of Registrable Securities at least fifteen (15) days written notice of the intended filing date of any Registration Statement, other than a registration statement filed on Form S-4 or Form S-8, or any successor forms, and each Holder of Registrable Securities shall have seven (7) days after receipt of such notice to notify the Purchaser of its intent to include the Registrable Securities in the Registration Statement.

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(ii) If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Purchaser shall determine for any reason not to register or to delay registration of such securities, the Purchaser may, at its election, give written notice of such determination to all Holders of the Registrable Securities and (1) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration and (2) in the case of a determination to delay such registration of its securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Purchaser securities.

(b) Expenses. The Purchaser shall bear all fees and expenses attendant to registering the Registrable Securities (except any underwriters’ discounts and commissions and fees of any of the Holders’ own professionals, if any; it being understood that the Purchaser shall not be obligated to pay the fees and expenses of Holder’s counsel). The Purchaser agrees to use its best efforts to cause the filing required herein to become effective promptly and to qualify to register the Registrable Securities in such states as are reasonably requested by the Holder; provided, however, that in no event shall the Purchaser be required to register the Registrable Securities in a state in which such registration would (i) cause the Purchaser to be obligated to register or license to do business in such state, (ii) subject the Purchaser to any material tax where it is not then so subject, (iii) require the Purchaser to file a general consent to service of process in such jurisdiction, or (iv) cause the principal stockholders of the Purchaser to be obligated to escrow any of their shares of capital stock of the Purchaser.

(c) Indemnification. The Purchaser shall indemnify and hold harmless the Holder of the Registrable Securities to be sold pursuant to any Registration Statement filed hereunder, and each of such Holder’s officers, directors, employees, agents, partners, legal counsel and accountants, and each person, if any, who controls each of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act, or any other statute or at common law or otherwise under laws of foreign countries, arising from such Registration Statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Registrable Securities; or (iii) any application or other document or written communication (collectively called “application”) executed by the Purchaser or based upon written information furnished by the Purchaser in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Purchaser with respect to the Holders expressly for use in a preliminary prospectus, registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Purchaser agrees promptly to notify the Holders of the Registrable Securities of the commencement of any litigation proceedings against the Purchaser or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with any such registration statement or prospectus.

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5.10 Expenses. The Parties shall each bear their own respective expenses incurred in connection with this Agreement and the Merger.

5.11 Purchaser Equity Incentive Plan. As soon as practicable after the Effective Time, the Board of Directors and shareholders of Purchaser shall adopt the Equity Incentive Plan (a) to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of participants to those of the Company’s stockholders; (b) to provide participants with an incentive for excellence in individual performance; and (c) to promote teamwork among participants.

5.12 Cost Plus Production. After the Closing, the Company will manufacture for Rick Kearney, or his assignee, the Company’s standard products, requiring no material modifications, for applications that are not currently a part of the Company’s current business specifically related to medical devices for compressed gas delivery. The Company agrees to manufacture these products on the basis of the following cost structure:

Component Cost + Manufacturing Labor + Overhead Burden + 30%

If the product requires material modifications, the Company is under no obligation to produce the product. In the event the Company elects to produce the product with material modifications, the pricing for that product will be negotiated separately.

ARTICLE VI
INDEMNIFICATION; SURVIVAL

6.1 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Sellers and its and their Affiliates, officers, directors, shareholders, members, managers, employees and agents and the successors and assigns of all of them (the “Company Indemnified Parties”), and shall reimburse the Company Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys’ fees) (collectively, “Damages”), arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Purchaser in this Agreement or in any certificate or document delivered by or on behalf of the Purchaser pursuant to this Agreement, or (b) any failure by the Purchaser to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate or document delivered by or on behalf of the Purchaser pursuant to this Agreement to be performed by or complied with by or on behalf of the Purchaser.

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6.2 Indemnification by the Sellers. From and after the Closing, subject to this Article VI, each Seller, severally, shall indemnify and hold harmless the Purchaser, the Acquisition Subsidiary and their respective Affiliates, officers, directors, shareholders, employees and agents and the successors and assigns of all of them (the “Purchaser Indemnified Parties”), and shall reimburse the Purchaser Indemnified Parties for, any Damages arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of such Seller in this Agreement or in any certificate delivered by or on behalf of such Seller at Closing pursuant to this Agreement, or (b) any failure by such Seller to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate delivered by or on behalf of such Seller at Closing pursuant to this Agreement to be performed by or complied with by or on behalf of such Seller, or (c) without duplication of (a) or (b) above or Section 6.3, such Seller’s failure to provide requested board resolutions and other corporate records and due diligence materials requested of Sellers in writing by Purchaser prior to Closing establishing (i) that the Company Shares the Purchaser is acquiring from the Sellers in connection with the Merger have been duly authorized, validly issued, fully paid and nonassessable, (ii) that no third parties have an interest in or claim to the Company Shares the Purchaser is acquiring from the Sellers in connection with the Merger, (iii) that no additional shares of Company Common Stock or other securities of the Company are issued and outstanding, (iv) that the pre-Merger officers and directors of the Company have been duly appointed and currently hold their stated positions, (v) that the Company does not have any undisclosed material contracts or known liabilities, (vi) that the Company owns or leases all tangible assets reasonably necessary for the conduct of its business as presently conducted, and (vi) that the Company has all requisite corporate power and authority to carry on the businesses in which it is engaged.

6.3 Indemnification by the Company. From and after the Closing, subject to this ARTICLE VI, the Company shall indemnify and hold harmless the Purchaser Indemnified Parties, and shall reimburse the Purchaser Indemnified Parties for, any Damages arising from or in connection with (a) any material inaccuracy or breach of any of the representations and warranties of the Company in this Agreement or in any certificate delivered by or on behalf of the Company at Closing pursuant to this Agreement, or (b) any failure by the Company to perform or comply with any agreement, covenant or obligation in this Agreement or in any certificate delivered by or on behalf of the Company at Closing pursuant to this Agreement to be performed by or complied with by or on behalf of the Company at or prior to Closing.

6.4 Certain Limitations. The Purchaser Indemnified Party or the Company Indemnified Party making a claim under this Article VI is referred to as an “Indemnified Party”, and the party against whom such claims are asserted under this Article VI is referred to as an “Indemnifying Party.” The indemnification provided for in Sections 6.1 through 6.3 shall be subject to the following limitations:

(a) Payments by an Indemnifying Party pursuant to Section 6.1, Section 6.2 or Section 6.3 in respect of any Damages shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Party (or the Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Damages prior to seeking indemnification under this Agreement.

(b) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Damages upon becoming aware of any event or circumstance that gives rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Damages. The Indemnified Party shall promptly notify the Indemnifying Party of the assertion or commencement of any third-party claim and each shall cooperate with the other in all reasonable respects in connection with the defense of any third-party claim. No Party may settle any third-party claim for which any other Party has liability under this Article VI without the prior written consent of such other Party.

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6.5 Survival; Limitations.

(a) Survival. The representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect for twelve (12) months from and after the Closing Date, except that the representations and warranties set forth in Section 2.1, Section 2.2, Section 2.3, Section 2.26, Section 3.1, Section 3.3, Section 4.1, Section 4.2, Section 4.4, Section 4.9, and Section 4.12 (collectively, the “Fundamental Representations”) shall survive the Closing and remain in full force and effect for thirty-six (36) months from and after the Closing Date. None of the covenants or agreements contained in this Agreement shall survive the Closing except those that by their terms contemplate performance after the Closing, and each such surviving covenant and agreement shall survive the Closing until thirty (30) days following the expiration of the applicable underlying statute of limitations for a breach of such covenant or agreement. Sellers’ indemnification obligations under Section 6.2(c) shall expire and terminate at Closing. Notwithstanding anything set forth herein, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

(b) Limitations. Notwithstanding anything to the contrary in this Agreement, the Parties’ respective indemnification obligations under this Article VI are subject to, and limited by, the following:

(i) No Indemnified Party shall assert, and the Indemnifying Party shall not be liable for, any claim for indemnification under Section 6.1(a), Section 6.2(a), Section 6.2(c) or Section 6.3(a), as applicable, until such time as the aggregate of all Damages that the Company Indemnified Parties or the Purchaser Indemnified Parties, as applicable, may have under such Section, as applicable, exceeds one percent (1%) of the Merger Consideration (the “Indemnity Basket”), after which the Indemnified Party shall be entitled to receive only the amount of that portion of any such Damages in excess of the Indemnity Basket subject to the other limitations on indemnity in this Article VI (i.e., the Indemnity Basket is a deductible). With respect to any claim as to which the Indemnified Party may be entitled to indemnification under Section 6.1(a), Section 6.2(a), Section 6.2(c) or Section 6.3(a), as applicable, the Indemnifying Party shall not be liable for any individual or series of related Damages that do not exceed $5,000 (which Damages shall not be counted toward the Indemnity Basket) (the “Mini-Basket”).

(ii) The aggregate liability of (A) Sellers and the Company in respect of claims for indemnification pursuant to Sections 6.2(a), 6.2(c) and 6.3(a) in the aggregate and (B) Purchaser in respect of claims for indemnification pursuant to Section 6.1 shall not exceed an amount equal to ten percent (10%) of the Merger Consideration (the “Cap”).

(iii) None of the Mini-Basket, the Indemnity Basket and the Cap shall apply to breaches of the Fundamental Representations.

(iv) The aggregate liability of Sellers and the Company collectively under this Article VI or otherwise shall not exceed the amount of the Merger Consideration.

6.6 Tax Treatment. The Parties shall treat any payment received pursuant to this Article VI as an adjustment to the Merger Consideration for tax and financial reporting purposes unless otherwise required by applicable law.

6.7 Exclusive Remedy. From and after the Closing, the provisions of this Article VI are the sole and exclusive remedy for any and all Damages arising out of, in connection with, or relating to this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Section 6.7 limits or waives any rights or remedies arising under or out of any of the Sellers’ Notes or the Trademark Assignment or Intellectual Property License Agreement referenced in Section 7.2(f) below, or the agreement as to manufacturing set forth in Section 5.12 hereof, or any claims seeking specific performance, injunctive relief or similar equitable remedies.

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ARTICLE VII
CONDITIONS TO CONSUMMATION OF MERGER

7.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a) the Company shall have obtained (and shall have provided copies thereof to the Purchaser) the written consents of (i) its board of directors, (ii) all of the Sellers holding Company Shares entitled to vote on this Agreement and the Merger, to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, in form and substance satisfactory to the Purchaser; and

(b) the Purchaser and the Company shall have completed all necessary legal due diligence to their reasonable satisfaction.

7.2 Conditions to Obligations of the Purchaser and the Acquisition Subsidiary. The obligation of each of the Purchaser and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Purchaser) of the following conditions:

(a) the Company shall have obtained (and shall have provided copies thereof to the Purchaser) all other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices which are required on the part of the Company; to consummate the transactions contemplated by this Agreement;

(b) the representations and warranties of the Company and the Sellers contained in this Agreement and the Transaction Documents shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects (except that representations and warranties made as of a specified date, shall be true and correct in all material respects only as of such specified date), and the Company and the Sellers shall have delivered to the Purchaser a certificate, signed by them, to such effect in form and substance satisfactory to the Purchaser;

(c) the Company and the Sellers shall have performed in all material respects each obligation and agreement to be performed by it or them, and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by it or them at or prior to the Closing, and the Company and the Sellers shall have delivered to the Purchaser a certificate, signed by them, to such effect in form and substance satisfactory to the Purchaser;

(d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) the Company shall have delivered to the Purchaser and the Acquisition Subsidiary a copy of each written consent received from its board of directors and all of its shareholders consenting to the Merger; and

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(f) Innovatech Engineering, LLC shall have executed a trademark assignment (the “Trademark Assignment”) to transfer ownership of the trademark Nomad to the Company for no additional consideration. In addition, Innovatech Engineering, LLC shall have executed a license agreement, in a form acceptable to the Purchaser, for exclusive use of the trademark for Snorkelator, trademark for Easy Dive, and domain name easydive.us, for consideration to be agreed upon (the “Intellectual Property License Agreement”).

7.3 Conditions to Obligations of the Company and Sellers. The obligation of the Company and Sellers to consummate the Merger is subject to the satisfaction of the following conditions:

(a) the Purchaser shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, which are required on the part of the Purchaser to consummate the transactions contemplated by this Agreement;

(b) the representations and warranties of the Purchaser set forth in this Agreement and the Transaction Documents shall be true and correct in all respects when made and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all respects (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date), and the Purchaser shall have delivered to the Company a certificate, signed by it, to such effect in form and substance satisfactory to the Company.

(c) each of the Purchaser and the Acquisition Subsidiary shall have performed in all respects each obligation and agreement to be performed by it or them, and shall have complied in all respects each covenant required by this Agreement to be performed or complied with by it or them at or prior to the Closing, and the Purchaser and the Acquisition Subsidiary shall have delivered to the Company a certificate, signed by them, to such effect in form and substance satisfactory to the Company;

(d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

(e) the Purchaser and the Acquisition Subsidiary shall have delivered to the Company a copy of each written consent received from its board and stockholders, as the case may be, consenting to the Merger.

ARTICLE VIII
TERMINATION

8.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

8.2 Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or Governmental Entity) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

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8.3 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

(a) by the Purchaser and the Acquisition Subsidiary if: (i) any of the conditions set forth in Section 7.2 hereof have not been fulfilled in all material respects by the Closing Date; or (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Purchaser (to the extent such breach is curable); or

(b) by the Company or Sellers if: (i) any of the conditions set forth in Section 7.3 hereof have not been fulfilled in all material respects by the Closing Date; or (ii) the Purchaser or the Acquisition Subsidiary shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company or Sellers (to the extent such breach is curable).

8.4 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

8.5 Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

ARTICLE IX
MISCELLANEOUS

9.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

9.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

9.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

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9.4 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

9.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.6 Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(a)	If to Purchaser or Acquisition Subsidiary:

Brownie’s Marine Group, Inc.
3001 NW 25th Avenue, Suite 1
Pompano Beach, Florida 33069
Attn: Christopher Constable

Copy to:

The Crone Law Group, P.C.
500 Fifth Avenue, Suite 938
New York, New York 10110
Attention: Eric Mendelson, Esq.
Email: emendelson@cronelawgroup.com

(b)	If to the Sellers or the Company:

Tierra Vista Group, LLC
3425 Bannerman Road, Suite 105-428
Tallahassee, Florida 32312
Attention: Rick Kearney and Claude Walker
	Email:	Rick.Kearney@mainline.com and
claude.walker@summitgroup.biz

Copy to:

Akerman LLP
201 E. Las Olas Boulevard
Suite 1800
Fort Lauderdale, Florida 33301
Attention: Rick Fucci
Email: rick.fucci@akerman.com

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Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule.

9.8 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

9.10 Submission to Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction in the federal courts of the States of Florida, or in state court located in Broward County, Florida in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

9.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

PURCHASER:

BROWNIE’S MARINE GROUP, INC.

By:	/s/ Christopher Constable
Name:	Christopher Constable
Title:	Chief Executive Officer

ACQUISITION SUBSIDIARY:

SUBMERSIBLE ACQUISITION, INC.

By:	/s/ Christopher Constable
Name:	Christopher Constable
Title:	Chief Executive Officer

COMPANY:

SUBMERSIBLE SYSTEMS, INC.

By:	/s/ Claude R. Walker
Name:	Claude R. Walker
Title:	Vice President

SELLERS:

TIERRA VISTA GROUP, LLC

By:	/s/ Claude R. Walker
Name:	Claude R. Walker
Title:	Manager

SUMMIT HOLDINGS V, LLC

By:	Tierra Vista Group, LLC, its Manager

By:	/s/ Claude R. Walker
Name:	Claude R. Walker
Title:	Manager

Exhibit A

Form of Sellers Note

Exhibit B

Sellers Non-Competition Agreement